Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. APPOINTS

DR. BOH SOON LIM TO SERVE ON BOARD OF DIRECTORS

BEVERLY HILLS, CA, Febuary 1, 2018 (BUSINESS WIRE)- TOMI Environmental Solutions, Inc. ("TOMI") (OTCQX:TOMZ), a global decontamination company that specializes in disinfection/decontamination sales and services, including SteraMist™, a hydrogen peroxide-based mist/fog registered with the U.S. Environmental Protection Agency ("EPA") for use as a hospital-healthcare disinfectant, announced today that Dr. Boh Soon Lim has been appointed to serve on the TOMI™ Board of Directors, effective immediately.

Dr. Lim brings over 25 years of working experience in the banking and finance industry to the TOMI™ board. He is a fellow of the Singapore Instutute of Directors, and is currently an Independent Non-Executive Director on the board of two publicly-listed companies on the Singapore Stock Exhange. In addition, Dr. Lim has worked in various senior management positions for several regional and multi-national organizations, including UBS Capital Asia Pacific Limited, The NatSteel Group, Rothschild Ventures Asia Limited and The Singapore Technologies Group. Over the years, he has helped many entrepreneurs achieve their successes through the various Venture Capital & Private Equity funds that he managed and advised. Through these associations, he has built strong client relationships with many successful senior executives from both the public and private sectors across Asia.

Some of his achievements include, being a member of the Regional Investment Committee for UBS AG in Asia that managed their US $ 4.0 billion proprietary private equity fund for the Swiss bank, the successful listing of an Indonesian company on the Hong Kong Stock Exchange ("HKSE") with a market capitalization of more than US $ 2.38 billion at IPO and he also successfully setup and raised several private equity funds.

Dr. Lim's more recent achievement was his involvement in successfully listing his investee company, a Canadian Oil-sands company, on the HKSE with a market capitalisation of more than US$ 1.7 billion.

Dr. Lim graduated with a First Class Honours in Mechanical Engineering from The University of Strathclyde in the United Kingdom (formerly "The Royal College of Science & Technology") in 1981. In his final year, Dr. Lim won the Professor Mellanby Memorial Prize for outstanding meritorious performance. He went on to obtain his Doctor of Philosophy in Mechanical Engineering from the same University in 1985, through the sponsorships given by the University and the British Government.

Dr. Halden Shane, TOMI™ CEO, has stated, "We are excited about the opportunities that will be realized with Dr. Lim's appointment to the board. He brings a wealth of knowledge and long list of valuable contacts in the Asian market. His ability to help us further penetrate the Asian market is perfectly aligned with the TOMI™ mission to bring the best line of disinfection/decontamination products to all corners of the globe."

About TOMI Environmental Solutions, Inc.

TOMI Environmental Solutions, Inc. (OTCQX:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform, which was invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense. BIT™ uses a low percentage Hydrogen Peroxide as its only active ingredient to produce a hydroxyl radical (OH ion), represented by the TOMI™ SteraMist™ brand of products, which produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI's products are designed to service a broad spectrum of commercial structures including but not limited to hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities (when not in operation), military barracks, police and fire departments, and athletic facilities. TOMI's products and services have also been used in single-family homes and multi-unit residences.

TOMI also develops training programs and application protocols for its clients and is a member in good standing of The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

MEDIA RELATIONS CONTACT:

Juliana deRosa
Executive Administrator
jderosa@tomimist.com